Exhibit 5.1

TROUTMAN SANDERS LLP Attorneys at Law 5 Park Plaza, Suite 1400 Irvine, CA 92614-2545 949.622.2700 telephone troutmansanders.com

April 3, 2014

Pacific Ethanol, Inc.

400 Capital Mall, Suite 2060

Sacramento, California 95814

Re: Prospectus Supplement to Registration Statements on Form S-3

Ladies and Gentlemen:

This opinion is being furnished in connection with (i) the Registration Statement on Form S-3 (File No. 333-180731) (the “Initial Registration Statement”) filed with the Securities Exchange Commission (the “Commission”) by Pacific Ethanol, Inc., a Delaware corporation (the “Company”), under the Securities Act of 1933, as amended (the “Securities Act”), for the offer and sale of shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”); all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act at an aggregate initial offering price not to exceed $100,000,000, as set forth in the Initial Registration Statement and the prospectus contained therein, (ii) the Registration Statement on Form S-3 (File No. 333-195001) (the “Additional Registration Statement” and, together with the Initial Registration Statement, the “Registration Statements”) filed by the Company with the Commission under Rule 462(b) of the Securities Act for the registration of shares of Common Stock which may be issued from time to time at an initial offering price not to exceed an additional $4,561,174, and (iii) the supplements to the Registration Statements through and including the date hereof, including by the preliminary prospectus supplement dated April 2, 2014 and a prospectus supplement dated April 3, 2014 (collectively, the “Prospectus Supplement”), relating to the issue and sale pursuant to the Registration Statements of 1,750,000 shares of Common Stock (the “Shares”).

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Pacific Ethanol, Inc.

April 3, 2014

The offer and sale of the Shares is being made pursuant to an Underwriting Agreement, dated as of April 3, 2014 (the “Underwriting Agreement”), by and among the Company, Lazard Capital Markets LLC and Cowen and Company, LLC, the form of which will be filed with the Commission as an exhibit to a Current Report on Form 8-K.

This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Shares.

We are acting as counsel for the Company in connection with the issue and sale by the Company of the Shares. For purposes of our opinions set forth herein, we have examined and relied upon the original or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents and have made such investigations of law as we have considered necessary or appropriate as a basis for the opinions set forth in this opinion letter. In such examination, we have assumed (i) the genuineness of all signatures on all agreements, instruments and other documents submitted to us; (ii) the legal capacity and authority of all persons or entities executing all agreements, instruments and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to authentic originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments and other documents by all parties thereto; (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; and (viii) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation) upon certificates or comparable documents of officers and representatives of the Company. In addition, with your consent, we have assumed that choice of law provisions are legally enforceable.

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Pacific Ethanol, Inc.

April 3, 2014

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof: the Shares have been duly authorized by the Company and, when and to the extent issued and sold in accordance with the terms of, and in the manner contemplated by, the Underwriting Agreement, including payment in full to the Company of all consideration required therefor, and as described in the Registration Statements, the Shares will be validly issued, fully paid and non-assessable.

Our opinions are subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium or similar laws and principles affecting creditors’ rights generally (including, without limitation, fraudulent transfer or fraudulent conveyance laws); and (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than the General Corporation Law of the State of Delaware as in effect on the date hereof.

This opinion letter is prepared for your use in connection with the Registration Statements and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated April 3, 2014, the incorporation of this opinion by reference in the Registration Statements and to the use of our name under the caption “Legal Matters” in the Prospectus Supplement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules or regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Troutman Sanders LLP

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